AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into as of May 31, 2007 (the “Effective Date”), by and among NATURAL NUTRITION, INC., a Nevada corporation (the “Company”), Cornell Capital Partners, L.P., a Cayman Island exempt limited partnership (“Cornell”) and Timothy J. Connolly, an individual, on behalf of Corporate Strategies, Inc., a Texas corporation (“Mr. Connolly”).

RECITALS:

WHEREAS, on April 23, 2007, the Company and Cornell entered into that certain Letter of Intent (the “LOI”) pursuant to which the Company and Cornell shall, contemporaneously with the execution of this Agreement, enter into a securities purchase agreement (the “SPA”) with Cornell pursuant to which the Company will sell to Cornell a secured convertible note the proceeds of which shall be used to purchase the senior debt position in Interactive Nutrition International, Inc., a company organized under the laws of Canada and a wholly-owned subsidiary of the Company (“INII”) and for other general corporate purposes; and

WHEREAS, the LOI contemplated that in connection with the SPA, the Company would enter into a management agreement with Turnaround Partners, Inc., an affiliate of the Company (“Turnaround Partners”), whereby Turnaround Partners would be entitled to receive an incentive fee equal to twenty percent (20%) of the net proceeds of the sale or other disposition of INII; and

WHEREAS, the parties hereto desire to enter into this Agreement to acknowledge and agree that, in lieu of the Company entering into a management agreement with Turnaround Partners, the Company shall grant to Mr. Connolly, on behalf of Corporate Strategies, Inc., and Mr. Connolly shall accept from the Company, on behalf of Corporate Strategies, Inc., for services previously rendered to the Company, a fee equal to ten percent (10%) of the common stock of INII (the “Grant”) on the terms set forth herein below; and

WHEREAS, Cornell desires to consent to the Grant on the terms set forth herein below.
AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1. INII Stock. The parties hereto hereby agree that, in lieu of the Company entering into a management agreement with Turnaround Partners in accordance with the terms of the LOI, the Company hereby grants to Mr. Connolly, on behalf of Corporate Strategies, Inc., and Mr. Connolly hereby accepts from the Company, on behalf of Corporate Strategies, Inc., shares representing ten percent (10%) of the common stock of INII (the “INII Stock”) outstanding as of the date of this Agreement. The Grant shall vest and the INII Stock be deemed fully earned as of the date of this Agreement. As a condition to this grant, Mr. Connolly shall enter into (i) a lock-up agreement with Cornell in a form acceptable to Cornell; and (ii) a securities pledge agreement with Cornell pledging such shares as collateral for all indebtedness of the Company to Cornell, each such agreement to be in a form acceptable to Cornell.

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2. Cornell Consent. Subject to the execution of the agreements referred to in Section 1, Cornell hereby consents to the Grant in lieu of the Company entering into a management agreement with Turnaround Partners as contemplated in the LOI. This Consent is a one-time consent and Cornell may enforce this provision against the Company and its assigns for any and all future agreements or other instruments to which the Company and its assigns are a party.

3. Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective legal representatives, heirs, successors and permitted assigns.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

5. Entire Agreement; Amendments. This Agreement and the other agreements referred to herein constitute the entire agreement and understanding between the parties hereto relating to the subject matter of this Agreement and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the parties hereto.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

NATURAL NUTRITION, INC.,

By: /s/ W. Chris Mathers
Name:  W. Chris Mathers
Title: Chief Financial Officer

TIMOTHY J. CONNOLLY, an individual

By: /s/ Timothy J. Connolly
Name: Timothy J. Connolly

CORNELL CAPITAL PARTNERS, L.P.

By: Yorkville Advisors, L.P.,
Its: Investment Manager

By:       /s/ Troy Rillo
    Troy Rillo
    Senior Managing Director

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SECURITIES PLEDGE AGREEMENT

This SECURITIES PLEDGE AGREEMENT (this “Agreement”) is made this 31st day of May, 2007 by and between Timothy J. Connolly, an individual, on behalf of Corporate Strategies, Inc., a Texas corporation (the “Pledgor”) and Cornell Capital Partners, L.P., a limited partnership with its principal place of business at 101 Hudson Street, Ste. 3700, Jersey City, N.J. 07302 (“Cornell”).

Recitals:

WHEREAS, Cornell desires to purchase from Natural Nutrition, Inc., a Nevada corporation (the “Company”), a secured convertible note (the “Note”), of even date herewith, in the original aggregate principal amount of U.S. $9,292,894 pursuant to that certain Securities Purchase Agreement, of even date herewith; and

WHEREAS, to secure the payment and performance when due of all principal, interest and other amounts under the Note (collectively, the “Obligations”) and in connection with that certain Amended and Restated Security Agreement, of even date herewith, executed by the Company in favor of Cornell (the “Amended and Restated Security Agreement”), Pledgor hereby agrees to pledge to Cornell all right, title and interest in the INII Stock (as defined below); and

WHEREAS, in lieu of the Company entering into a management agreement with Turnaround Partners, Inc. (“Turnaround Partners”), an affiliate of the Company, in accordance with the terms of that certain Letter of Intent, dated as of April 23, 2007, by and between the Company and Cornell (the “LOI”), the Company has granted to Pledgor shares of its common stock (the “INII Stock”) representing ten percent (10%) of the common stock of Interactive Nutrition International, Inc. (“INII”), a company organized under the laws of Canada and a wholly-owned subsidiary of the Company, outstanding as of the date of this Agreement (the “Collateral”); and

WHEREAS, as a condition to such grant, Pledgor has agreed to enter into this Agreement.

Agreement:

NOW, THEREFORE, Pledgor and Cornell agree as follows:

1.  Pledge of Securities.

(a)  Pledgor hereby pledges, assigns and delivers to Cornell and grants to Cornell a security interest in the INII Stock, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing (all hereinafter called the “Pledged Collateral”), as additional security for the prompt performance of all of the Obligations, as such term is defined in the Amended and Restated Security Agreement (the “Secured Indebtedness”), including, without limitation, Pledgor’s obligations hereunder.

(b)  The term “Pledged Collateral” shall also include any securities, instruments or distributions of any kind issuable, issued or received by Pledgor upon conversion of, in respect of, or in exchange for any other Pledged Collateral, including but not limited to, those arising from a stock dividend, stock split, reclassification, reorganization, merger, consolidation, sale of assets or other exchange of securities or any dividends or other distributions of any kind upon or with respect to the Pledged Collateral.

(c)  The certificate or certificates for the securities included in the Pledged Collateral, accompanied by instruments of assignment duly executed in blank by Pledgor, have been, or will be immediately upon the subsequent receipt thereof by Pledgor, delivered by Pledgor to Cornell. Pledgor shall cause the books of each such entity to reflect the pledge of the Securities. Upon the occurrence of an Event of Default hereunder, Cornell may effect the transfer of any securities included in the Pledged Collateral into the name of Cornell and cause new certificates representing such securities to be issued in the name of Cornell. Pledgor will at all times execute and deliver such documents, and take or cause to be taken such actions, as Cornell may reasonably request to perfect or continue the perfection of Cornell’s security interest in the Pledged Collateral, including filing any UCC-1 or other financing statements.

2.  Representations, Warranties and Covenants. Pledgor represents and warrants to and covenants with Cornell that:

(a)  The Pledged Collateral is owned by Pledgor free and clear of any security interests, liens or encumbrances;

(b)  Pledgor has full power and authority to create a first lien on the Pledged Collateral in favor of Cornell and no disability or contractual obligation exists which would prohibit Pledgor from pledging the Pledged Collateral pursuant to this Agreement, and Pledgor will not assign, create or permit to exist any other claim to, lien or encumbrance upon (or vote or take any action in favor of), or security interest in any of the Pledged Collateral or any of the assets underlying the Pledged Collateral;

(c)  There are no subscriptions, warrants or other options exercisable with respect to the Securities;

(d)  The Securities have been duly authorized and validly issued, and are fully paid and non-assessable; and

(e)  The Pledged Collateral is not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Pledgor knows of no reasonable grounds for the institution of any such proceedings.

All the above representations and warranties shall survive the making of this Agreement.

3.  Voting Prior to Demand. Unless an Event of Default (as defined below) shall have occurred and be continuing, Pledgor shall be entitled to exercise any voting rights with respect to the Pledged Collateral and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights of Pledgor to vote and give consents, waiver and ratifications shall upon notice to Pledgor cease in case such an Event of Default hereunder shall occur and be continuing.

4.  Events of Default. Each of the following shall constitute an event of default (“Event of Default”) hereunder:

(a)  The occurrence and continuance of an event of default under the Note or under any other indebtedness of the Company to Cornell;

(b)  A material breach of any provision of the Amended and Restated Security Agreement by the Company or the failure by the Company to observe or perform any provisions of the Amended and Restated Security Agreement; or

(c)  A material breach of any provision of this Agreement by Pledgor or the failure by Pledgor to observe or perform any of the provisions of this Agreement.

5.  Cornell’s Remedies Upon Default.

(a)  Upon the occurrence and during the continuance of an Event of Default, Cornell shall have the right to exercise all such rights as a secured party under the Uniform Commercial Code of the State of New Jersey as it, in its sole judgment, shall deem necessary or appropriate, including the right to sell all or any part of the Pledged Collateral at one or more public or private sales upon five (5) days’ written notice to Pledgor, and any such sale or sales may be made for cash, upon credit, or for future delivery, and in connection therewith, Cornell may grant options, provided that any such terms or options shall, in the best judgment of Cornell, be extended only in order to obtain the best possible price.

(b)  Pledgor recognizes that Cornell may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (“Act”), so that Cornell may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and without a view to the distribution or resale thereof. Pledgor understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Collateral were sold at public sales, and agrees that Cornell has no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary (even if Cornell would agree), to register such securities for sale under the Act. Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

(c)  After the sale of any of the Pledged Collateral, Cornell may deduct all reasonable legal and other expenses and attorney’s fees for preserving, collecting, selling and delivering the Pledged Collateral and for enforcing its rights with respect to the Secured Indebtedness, and shall apply the residue of the proceeds to the Secured Indebtedness in such manner as Cornell in its reasonable discretion shall determine, and shall pay the balance, if any to Pledgor.

6.  Amendment of Note. Pledgor authorizes Cornell, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of the Note, or any part thereof; (b) take and hold security for the payment of the Note, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Cornell in its sole discretion may determine.

7.  Indemnification. Pledgor agrees to defend, indemnify and hold harmless Cornell and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement and (b) all losses or expenses in any way suffered, incurred, or paid by Cornell as a result of or in any way arising out of, following, or consequential to transactions between Cornell and Pledgor, under this Agreement (including without limitation attorneys’ fees and expenses), except for obligations, demands, claims, liabilities, losses and Cornell expenses caused by Cornell’s gross negligence or willful misconduct.

8.  Withholding. In the event any payments are received by Cornell from Pledgor hereunder such payments will be made subject to applicable withholding for any taxes, levies, fees, deductions, withholding, restrictions or conditions of any nature whatsoever. Specifically, if at any time any governmental authority, applicable law, regulation or international agreement requires Pledgor to make any such withholding or deduction from any such payment or other sum payment hereunder to Cornell, Pledgor hereby covenants and agrees that the amount due from Pledgor with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Cornell receives a net sum equal to the sum which it would have received had no withholding or deduction been required and Pledgor shall pay the full amount withheld or deducted to the relevant governmental authority. Pledgor will, upon request, furnish Cornell with proof satisfactory to Cornell indicating that Pledgor has made such withholding payment provided, however, that Pledgor need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Pledgor. The agreements and obligations of Pledgor contained in this Section shall survive the termination of this Agreement.

9.  Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid telefacsimile to Pledgor or to Cornell, as the case may be, at its addresses set forth below. Such notice shall be deemed effective three (3) business days after deposit if sent by first class mail, upon actual receipt if personally delivered or sent by certified mail, or upon confirmed transmission if sent via telefacsimile.

If to Pledgor	Timothy J. Connolly
109 North Post Oak Lane, Suite 422
Houston, TX
FAX: (713) 586-6678

If to Cornell	Cornell Capital Partners, L.P.
101 Hudson Street, Ste. 3700
Jersey City, N.J. 07302
Attn: Troy Rillo
FAX: (201) 985-8266

with copies to:	Sonnenschein Nath & Rosenthal LLP
101 JFK Parkway
Short Hills, N.J. 07078
Attn: John L. Cleary, Esq.
FAX.: (973) 912-7199

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

10.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

The laws of the State of New Jersey shall apply to this Agreement. PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW JERSEY IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT.

PLEDGOR AND CORNELL EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR THE NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

11.  This Agreement may not be amended or modified except by a written instrument signed by Cornell and Pledgor.

12.  This Agreement and the agreements and instruments executed in connection therewith constitute the entire agreement between Cornell and Pledgor with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written.

13.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same document.

14.

[SIGNATURE PAGE FOLLOWS]

EXECUTED as a sealed instrument this 31st day of May, 2007, under the laws of the State of New Jersey.

PLEDGOR:

TIMOTHY J. CONNOLLY

On behalf of CORPORATE STRATEGIES, INC.

By: /s/ Timothy J. Connolly __________
    Timothy J. Connolly

CORNELL:

CORNELL CAPITAL PARTNERS, L.P.

By: Yorkville Advisors, L.P.,
       Its Investment Manager

By:           /s/ Troy Rillo
      Troy Rillo,
       Senior Managing Director

LOCK UP AGREEMENT

The undersigned, Timothy J. Connolly, an individual (“Mr. Connolly”), hereby agrees that for a period commencing on the date hereof and expiring on the closing of a Sale of INII (as defined below) (the “Lock-up Period”), it will not, directly or indirectly, without the prior written consent of Cornell Capital Partners, L.P. (“Cornell”), issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of the Incentive Shares (as defined below), including any securities received in respect of or exchange for the Incentive Shares, or any beneficial interest therein (collectively, the “Securities”).

For purposes hereof:

“Company” means Natural Nutrition, Inc., a Nevada corporation.

“INII” means Interactive Nutrition International, Inc., a company organized under the laws of Canada and a wholly-owned subsidiary of the Company.

“Incentive Shares” are the shares of common stock representing ten percent (10%) of the outstanding common stock of INII granted to Mr. Connolly pursuant to that certain Agreement, of even date herewith, by and among the Company, Mr. Connolly and Cornell.

“Sale of INII” means the merger of INII into any other company that is unaffiliated with Company (but excluding any merger in which the stockholders of INII immediately prior to such transaction own, after giving effect to such transaction, a majority of the voting capital stock of the surviving entity), or the sale of the properties and assets of INII as, or substantially as, an entirety to any other company that is unaffiliated with Company or the sale of controlling interest in the stock of INII by Company to a company that is unaffiliated with Company.

In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of (i) legends on certificates representing the Company’s securities and/or (ii) stop-transfer orders with the transfer agent of the Company’s securities with respect to any of the Securities registered in the name of the undersigned or beneficially owned by the undersigned, and the undersigned hereby confirms the undersigned’s ownership of the Company. The undersigned acknowledges that Mr. Connolly has received adequate consideration for entering into this Agreement by virtue of its receipt of the Incentive Shares.

The undersigned acknowledges that Cornell is entering into that certain Securities Purchase Agreement of even date herewith and consummating the transaction contemplated thereby in reliance upon the undersigned entering into this Agreement.

This agreement cannot be amended without the express written consent of Cornell.

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IN WITNESS WHEREOF, this Lock Up Agreement has been duly executed as of May 31, 2007

TIMOTHY J. CONNOLLY, an individual

By: /s/ Timothy J. Connolly
Name: Timothy J. Connolly

Address: 109 North Post Oak Lane, Suite 422
City, State, Zip Code: Houston, Texas 77024

____________________________
Print Social Security Number (if applicable)
or Taxpayer I.D. Number (if applicable)

Signature Page to Connolly Lock Up Agreement